Exhibit 10.2

NOTICE OF LEASE AMENDMENT

One Clark’s Hill

Framingham, Massachusetts

In accordance with the provisions of Massachusetts General Laws Chapter 183, Section 4, as amended, notice is hereby given of the following described lease amendment (the “Lease Amendment”). Notice of the original lease which was amended by the Lease Amendment (the “Original Lease”) was filed with the Middlesex South Registry District of the Land Court on                      as Document No.                      (the “Original Notice of Lease”).

Lessor:	Clarks Hill, LLC, a Massachusetts limited liability company.

Lessee:	Lifeline Systems, Inc., a Massachusetts corporation

Date Execution Lease Amendment:	January 1, 2004

Premises:	34,719 rentable square feet of space on the 2nd floor of the office building (the “Building”) located at One Clark’s Hill Framingham, Massachusetts, and 281 rentable square feet of space on the first floor of the Building, as shown on Exhibit A attached hereto, located on those parcels of land now shown on the Town of Framingham Assessor’s Plan, Sheet 85, Block 168, as Parcels 27 and 27B (collectively the “Land”), which Land is described on Exhibit B attached hereto.

Term and Commencement:	As set forth in the Original Notice of Lease, a period of ten years commencing on the Commencement Date (as such term is defined in the Original Lease).

Extension Options:	As set forth in the Original Notice of Lease, Tenant has the right to extend the term of the lease for two five-year periods, as more particularly set forth in the Original Lease.

Rights of First Offer to Lease Additional Space:	As set forth in the Original Notice of Lease, upon and subject to the terms and conditions of Article X of the Original Lease, Lessee has certain rights of first offer with respect to the lease of any available space in the Building, which rights are more particularly described in the Original Lease.

This Notice of Lease Amendment is not intended to, and shall not, vary or modify any of the terms, conditions or provisions of the Original Lease or Lease Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of March 12, 2004.

Lifeline Systems, Inc.

By:	Mark Beucler
Name:	Mark Beucler
Title:	CFO

Clarks Hill, LLC

By:	Koffler Company, LLC, its Manager

By:	Anthony J. Deluca
Name:	Anthony J. Deluca
Title:	Manager

THE COMMONWEALTH OF MASSACHUSETTS

Middlesex , ss	March 18, 2004

Then personally appeared the above-named Mark Beucler, as VP Finance and CFO of Lifeline Systems, Inc. and acknowledged the foregoing instrument to be his/her free act and deed as VP Finance and CFo of Lifeline Systems, Inc., before me,

Jean A. Howard
Notary Public
My Commission Expires: May 5, 2006

STATE OF RHODE ISLAND

Providence, ss	March 12, 2004

Then personally appeared the above-named Anthony J. DeLuca, as Manager of Koffler Company, LLC, Manager of Clarks Hill, LLC, and acknowledged the foregoing instrument to be his free act and deed as Manager of Koffler Company, LLC and the free act and deed of Clarks Hill, LLC, before me,

Francis C. O’Donnell
Notary Public
My Commission Expires: July 18, 2005